UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by SuperGen, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: SuperGen, Inc.

Commission File No.: 0-27628

The attached letter was sent to stockholders of SuperGen, Inc. (“SuperGen”) on May 23, 2011 and has also been posted on SuperGen’s website. The letter reminds stockholders of record as of April 29, 2011 to vote on matters set forth in its Special Proxy filed on May 2, 2011 in connection with SuperGen’s upcoming Annual Meeting scheduled for June 16, 2011. The letter also sets forth recommendations on how to vote on each of the seven proposals, including the recommendation to approve the proposal regarding the issuances of shares in connection with SuperGen’s proposed acquisition of Astex Therapeutics Ltd.

May 23, 2011

Dear Stockholder:

We have previously sent you the proxy material for the upcoming Annual Meeting of Stockholders of SuperGen, Inc. that will be held on June 16, 2011. Your Board of Directors recommends that stockholders vote FOR Proposals One through Six and for THREE YEARS on Proposal Seven.

Your vote is very important to us. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

James S.J. Manuso, Ph.D.

Chairman, President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

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